As filed with the U.S. Securities and Exchange Commission on June 4, 2014

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Property Management Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	5313	46-4600326
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4174 Old Stockyard Road, Suite F

Marshall, Virginia 20115

Tel: (540) 364-8181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Thomas McMillen

President and Chief Executive Officer

Property Management Corporation of America

4174 Old Stockyard Road, Suite F

Marshall, Virginia 20115

Tel: (540) 364-8181

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Tel: (212) 451-2300; Fax: (212) 451-2222; E-mail: sfeldman@olshanlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum| aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	2,000,000 shares	$0.05	(2)	$100,000	$12.88

(1)	This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated June 4, 2014

PROPERTY MANAGEMENT CORPORATION OF AMERICA

2,000,000 Shares of Common Stock

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum and 2,000,000 shares maximum. The offering price is $0.05 per share. In the event that 1,000,000 shares are not sold within 180 days after the date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. If we decide to extend the offering for this additional period, we will file a post-effective amendment of our registration statement informing you of this extension. In the event that 1,000,000 shares are not sold within 180 days after the date of this prospectus or within the additional 90 days if extended, all money received by us will be returned to you the next business day after the offering’s termination, without charge, deduction or interest. If at least 1,000,000 shares are sold within 180 days after the date of this prospectus or within the additional 90 days if extended, all money received by us will be retained by us and there will be no refund. There are no minimum purchase requirements for each individual investor. The gross proceeds of this offering will be deposited at Oak View National Bank in an escrow account established by us, until we have sold at least 1,000,000 shares of common stock. Once we sell at least 1,000,000 shares of common stock, the funds will be released to us. We will receive net proceeds of approximately $20,000 if the minimum number of shares is sold and approximately $70,000 if the maximum number of shares is sold in the offering.

There are no underwriting commissions involved in this offering. Our common stock will be sold on our behalf by our officers and directors. The intended methods of communication with potential investors include, without limitation, telephone calls and personal contacts. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

Before this offering, there has been no public market for our shares of common stock. Assuming we raise the minimum amount in this offering, we will attempt to have our shares of common stock quoted on the OTC Markets’ OTCQB marketplace following this offering. No assurance can be given that the shares will be quoted on the OTCQB marketplace. To be quoted on the OTCQB marketplace, a market maker must apply to make a market in our common stock. We have not engaged a market maker to date to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.

An investment in these securities involves a high degree of risk.

Please carefully review the section titled “Risk Factors” beginning on page 6.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2014

In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

RISK FACTORS	5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	12

WHERE YOU CAN FIND ADDITIONAL INFORMATION	12

USE OF PROCEEDS	13

DETERMINATION OF OFFERING PRICE	14

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	14

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	17

BUSINESS	21

MANAGEMENT	24

EXECUTIVE COMPENSATION	26

PRINCIPAL STOCKHOLDERS	29

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING	31

DESCRIPTION OF CAPITAL STOCK	35

SHARES ELIGIBLE FOR FUTURE SALE	37

LEGAL MATTERS	37

EXPERTS	37

INDEX TO FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled “Risk Factors,” regarding us and the common stock being sold in this offering.

Unless the context otherwise requires, when we refer to “our company,” “we,” “us” or “our,” we are referring to Property Management Corporation of America, a Delaware corporation. We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Property Management Corporation of America

Business Overview

Property Management Corporation of America offers management and consulting services to residential and commercial real estate property owners who rent or lease their property to third party tenants. Our services are offered primarily in Fauquier County, Virginia (which is part of the Washington, DC metropolitan area), but it is our intention to expand our services statewide. We currently manage two initial properties in Fauquier County, one of which is a 2,700 square foot mixed residential and commercial building located in Bealeton, Virginia and the other is a 2,500 square foot mixed residential and commercial building located in Marshall, Virginia, each fully occupied with tenants subject to one-year leases. Our recurring monthly property management fee revenue from these properties is approximately $1,175. Our two executive officers and directors together have a 50% ownership interest in these initial properties. We expect to sign management services agreements with other residential and commercial property owners over the next several months, based on our current active discussions and outreach to property owners.

Our initial expansion and growth plans for the future include establishing satellite offices in counties contiguous with Fauquier County, Virginia and eventually statewide. We offer attentive customer service and very competitive pricing, which we believe sets us apart from other property management companies. As we grow, we plan to add additional employees with specific skills to enhance our service offerings. We believe the in-house skill set will enable us to enhance our profitability as we will not have to sub-contract these services.

With the net proceeds of this offering, we intend to expand the geographic footprint of our services. We also expect to deploy additional capital by contracting our services with additional property owners. We will increase our marketing budget to create more market awareness of our company through direct mail pieces to property owners who rent their properties and developing an on-line presence by constructing an informational website.

Despite our initial operations and growth plans, we face the following most significant risks relating to our business and this offering:

•	we are a newly-formed company with limited property management fee revenue and a cumulative net loss of $14,741, and there can be no assurance that we will ever generate significant revenue or net income,

•	because of our deficit accumulated during the development stage and our net loss, our auditors have expressed substantial doubt about our ability to continue as a going concern,

•	we have limited marketing and sales capability, which would not currently support growth and could cause our results of operations to be stagnant,

•	we have an immediate need for the proceeds of this offering to expand our marketing efforts and for subsequent funding thereafter,

•	additional capital, when needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests,

•	if we are unable to successfully expand into new geographic areas, we may not be able to increase our results of operations,

•	all of our current revenues are derived from management services for two initial properties, of which our two executive officers and directors together have a 50% ownership interest,

•	having only two executive officers and two directors (the same persons) limits our ability to establish effective independent corporate governance procedures and increases the control of these individual,

•	because there is no current public trading market for our common stock and no market immediately following this offering, you may not be able to resell your common stock and, as a result, your investment may be illiquid, and

•	we are selling the shares offered in this prospectus without an underwriter and may not be able to sell all of the shares offered.

Our Services

We offer a comprehensive package of basic services to every client. We price these services based on a percentage of rental income, currently at a rate of 10%, from the properties under management. These services include:

•	advertising the premises for rent, including placing signs on the premises, in newspapers or in real estate publications,

•	showing the premises to prospective and actual tenants,

•	signing, renewing, terminating and canceling leases and tenancies on general terms and conditions approved by owners and on such form of lease as we determine to be appropriate,

•	enforcing lease provisions and collecting rents and other amounts due from tenants and recovering possession of the premises,

•	signing and serving in the name of the owner notices and instituting and prosecuting actions against tenants,

•	in our discretion, settling, compromising and releasing claims and actions or reinstating tenancies,

•	recommending to owners, for their approval, a schedule of rents and fees to tenants,

•	handling and resolving complaints of tenants, and

•	entering into such contracts regarding the premises as we deem appropriate, including obtaining utility service and hiring employees and contractual labor for owners.

Additionally, we offer other services to our clients for which we negotiate pricing per service rendered. These services include:

•	remodeling and repairing leased premises,

•	providing appraisal services for the property owners,

•	advertising for sale an owner’s property and assisting in the sale process,

•	assisting clients in purchasing new properties, and

•	providing bookkeeping and tax assistance to clients.

Our Market

We believe the market for property management services for small individual property owners who lack the time or proficiency to manage their own properties in a profitable manner is underserved. Further, we believe this to be especially true for Fauquier County, Virginia and the surrounding counties in Virginia due to the rural geography of the region and the many property owners who rent their properties as a second source of income. Our services are focused on these specific property owners.

With the recent struggles in the sale of real estate, we have witnessed several property owners revert to renting their property when sales efforts have not been successful. We target these specific property owners who have little or no experience in renting properties as our services are a turnkey solution for them.

Our focus has initially been on a small regional footprint in Virginia. However, we believe our services are needed in many locations statewide and nationally. We do not intend to compete with large national property management companies, whose primary focus is on large commercial properties, generally located in urban areas.

Our Customers

We currently have management services agreements with two customers, Marsh Road LLC (Bealeton, Virginia) and Main Street Heritage LLC (Marshall, Virginia), which account for recurring monthly property management fee revenue of approximately $748 and $427, respectively. Our agreement provides that our property management fees are equal to 10% of monthly rental income, due on the first business day of each month. Our two current agreements commenced February 1, 2014 and terminate on January 31, 2015, unless earlier terminated by written agreement of the property owner and us. Each agreement has an automatic renewal for successive one-year terms, unless terminated in writing. The property owner can request additional services in writing such as bookkeeping services, property remodeling, property appraisal and property sales support. The fee for each of these additional services is negotiated with the property owner, based on the amount of time and costs associated with the requested services. We will continue to use this fee model as we expand our business.

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Corporate Information

We were incorporated in the State of Delaware on January 23, 2014. Our principal executive office is located at 4174 Old Stockyard Road, Suite F, Marshall, Virginia 20115. Our main telephone number is (540) 364-8181.

The Offering

Common stock being offered by us	A minimum of 1,000,000 shares of common stock and a maximum of 2,000,000 shares of common stock, par value $0.0001 per share.

Offering price	$0.05 per share.
Offering period	The shares are being offered for a period not to exceed 180 days after the date of this prospectus, unless extended by our board of directors for an additional 90 days.

Net proceeds to us	Approximately $20,000 assuming the minimum number of shares is sold. Approximately $70,000 assuming the maximum number of shares is sold.

Use of proceeds	We will use the net proceeds of this offering to expand our marketing efforts and for working capital.

Common stock outstanding before the offering	9,000,000 shares.

Common stock outstanding after the offering	10,000,000 shares (minimum); 11,000,000 shares (maximum).

Trading symbol	We will attempt to have our shares quoted on the OTC Markets’ OTCQB marketplace following this offering. OTCQB is the venture marketplace for companies that are current in their reporting with the U.S. Securities and Exchange Commission.

No assurance can be given by us that the shares will be quoted on the OTCQB marketplace. To be quoted on the OTCQB marketplace, a market maker must apply to make a market in our common stock. We have not engaged a market maker to date to file an application on our behalf and there is no guarantee that a market maker will file an application on our behalf.

Risk factors	Investing in our common stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our common stock.

The proceeds of the offering will be deposited at Oak View National Bank in an escrow account established by us. The funds will be held in the escrow account until we receive a minimum of $50,000 at which time the funds will be released to us. Any funds received in excess of $50,000 will immediately be available to us. If we do not receive the minimum amount of $50,000 within 180 days after the date of this prospectus, we may extend the offering for an additional 90 days. If we have not received the minimum amount at the end of the 90-day extension, all funds will be returned to you by Oak View National Bank the next business day after the offering’s termination, without charge, deduction or interest. During the 180-day period after the date of this prospectus and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180-day period after the date of this prospectus, which period could be extended by an additional 90 days at our discretion for a total of 270 days. If we decide to extend the offering for this additional 90-day period, we will file a post-effective amendment of our registration statement informing you of this extension. Investors will not be entitled to a refund of their investment until the conclusion of such 90-day period, at which time investors will be entitled to a refund if we have not achieved the minimum offering.

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Summary Financial Information

The summary financial information set forth below is derived from and should be read in conjunction with our financial statements, including the notes to the financial statements, appearing at the end of this prospectus.

January 23, 2014 (Inception) to February 28, 2014
Statement of Operations Data:
Revenue earned during the development stage	$1,175
Total operating expenses	15,350
Net loss	(14,741)
Net loss per common share - basic and diluted(1)	(0.00)

Balance Sheet Data:	At February 28, 2014
	Actual	As Adjusted (minimum)(2)	As Adjusted (maximum)(2)

Cash	$2,446	$22,446	$72,446
Working capital (deficit)	(13,841)	6,159	56,159
Total assets	8,696	28,696	78,696
Total current liabilities	22,537	22,537	22,537
Total stockholders’ (deficit) equity	(13,841)	6,159	56,159

(1)	Net loss per common share is calculated on the basis of 9,000,000 shares of common stock being outstanding for the period presented. See Note 2 of the Notes to Financial Statements.

(2)	Gives effect on an as adjusted basis to the sale by us of the minimum and maximum number of shares of common stock in this offering at an offering price of $0.05 per share.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We are a newly-formed company with limited property management fee revenue and a cumulative net loss of $14,741, and there can be no assurance that we will ever generate significant revenue or net income.

We began our business on January 23, 2014, and have limited revenue and operations, and minimal assets. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, the scaling-up of operations and the competitive environment in which we are operating. From January 23, 2014 (date of inception) to February 28, 2014, we had revenue earned during the development stage of $1,175 and a net loss of $14,741. At February 28, 2014, we had a total stockholders’ deficit of $13,841. No assurance can be given that we will ever generate significant revenue or have net income. Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

•	developing and launching our property management operations and rapidly expanding to counties throughout Virginia,

•	creating market awareness through direct-mail pieces and online advertising,

•	attracting residential and commercial real estate property owners, and

•	hiring experienced property management personnel when needed.

Because of our deficit accumulated during the development stage and our net loss, our auditors have expressed substantial doubt about our ability to continue as a going concern.

Because we had a deficit accumulated during the development stage at February 28, 2014, and had a net loss and net cash used in operating activities for the period from January 23, 2014 (date of inception) to February 28, 2014, our auditors have expressed substantial doubt about our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months without raising additional funds. We estimate that we will require approximately $30,000, or approximately $2,500 per month, to continue as a going concern over the next 12 months. The financial statements included in this prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to curtail operations and you could lose your investment.

We have limited marketing and sales capability, which would not currently support growth and could cause our results of operations to be stagnant.

We have limited internal marketing and sales capability at this time. Currently, our own marketing and sales force would not support growth. This limited marketing and sales capability could cause our results of operations to be stagnant for an indefinite period of time.

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We have an immediate need for the proceeds of this offering to expand our marketing efforts and for subsequent funding thereafter.

We have an immediate need for the proceeds of this offering in order to finance our planned marketing efforts that would include conducting direct-mail campaigns and online advertising. No assurance can be given that the amount of money being allocated to such marketing efforts will be sufficient to complete these plans, or that we will derive any profits from these planned marketing efforts. Additionally, although we believe the anticipated proceeds of this offering, together with cash on hand and projected cash flow from operating activities, will allow us to conduct our operations for at least the next 6 months (if the minimum number of shares are sold) to 12 months (if all of the shares are sold), our continued operations thereafter will depend upon the availability of cash flow, if any, from our operations or our ability to raise additional funds through equity or debt financing. There is no assurance that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us. If we cannot obtain needed funds, we may be forced to curtail our activities.

Additional capital, when needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds, if and when needed, by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

If property owners do not renew a significant number of management services agreements, our business would be adversely affected.

We provide property management services to property owners pursuant to management services agreements, which generally have one-year terms.  The contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time.  If property owners do not renew a significant number of management services agreements or if we are unable to attract additional property owners, it would have a material adverse effect on our business and financial results.

Our operations are currently concentrated in only one county of Virginia.

We currently manage two properties in Fauquier County, Virginia. These properties account for all of our revenues. Accordingly, we are susceptible to adverse developments in the economy, weather conditions, competition, consumer preferences and demographics in this region. For example, recessionary pressures impacting our principal market by, among other things, decreasing real property values, may have a material negative effect on our ability to sign-up and retain customers, who may seek to perform these services themselves. Due to our susceptibility to such adverse developments, there can be no assurance that the current geographic concentration of our business will not have a material adverse effect on us and our results of operations.

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If we are unable to successfully expand into new geographic areas, we may not be able to increase our results of operations and, as a result, the price of our common stock may decrease.

We plan to expand our business to new geographic areas outside of Virginia. We will incur additional risks to the extent we develop operations in geographic areas in which we do not have experience or develop a different a business model in the new areas, including:

•	acquiring the necessary materials and labor in sufficient amounts and on acceptable terms,
•	adapting our business methods to different geographies and climates, and
•	reaching acceptable sales levels in such areas.

In addition, we may have difficulty attracting potential customers from areas and to a market in which we have not had significant experience.

All of our current revenues are derived from management services for two initial properties, of which our two executive officers and directors together have a 50% ownership interest.

We currently derive all of our revenue from management services agreements with two initial properties. Our two executive officers and directors, C. Thomas McMillen and Michael T. Brigante, have 40% and 10% ownership interests in these properties, respectively. Investors in this offering should understand and recognize that our customers to date may not have made an independent decision to utilize our property management services. Investors should not place undue reliance on our initial management services agreements as an indication of the merits of our services. Additionally, if our two executive officers and directors leave the company for any reason, those agreements may be (but not necessarily) terminated by the property owners, which would materially impact our business.

If C. Thomas McMillen resigns or dies without our having found a replacement, our operations may be suspended or cease. If that should occur, you could lose your investment.

C. Thomas McMillen is our Chairman, President and Chief Executive Officer. We are dependent upon him to coordinate the marketing of our services and for his knowledge and contacts in our business. If Mr. McMillen should resign or die, there will be no one with his knowledge to operate the company. Further, we do not have an employment agreement with Mr. McMillen and we do not have key-person life insurance for our benefit should he die. If we lose the services of Mr. McMillen, and until we find another person to replace him, our operations may be suspended. In that event, it is possible you could lose your entire investment.

Our two executive officers and directors will devote only a portion of their time to our business, which may cause conflicts of interest with regard to obtaining business opportunities and the amount of time spent on other activities.

            C. Thomas McMillen, our Chairman, President and Chief Executive Officer, and Michael T. Brigante, our Vice President, Chief Financial Officer, Secretary, Treasurer and Director, will each devote only approximately 50% of their working time to our company. The balance of their working time will be spent in other business and investment activities, as described in their respective biographies appearing in the “Management” section of this prospectus. While we believe that our business is distinguishable from those other activities, and that we do not compete in the markets in which their other activities compete, Messrs. McMillen and Brigante may have potential conflicts of interest with respect to potential business opportunities that may become available to them, or to our company and those other activities. Moreover, while Messrs. McMillen and Brigante have each agreed to devote approximately 50% of their working time to our company, potential conflicts of interest also include the amount of time and effort devoted by them to their other activities. We may be negatively affected if Messrs. McMillen and Brigante choose to place the interests of their other activities before those of our company. The failure of our management to resolve any conflicts of interest in favor of our company could negatively impact our business and results of operations.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and Finra rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer’s internal controls over financial reporting. Assigned to accounting issues at present are only Michael T. Brigante, our Vice President, Chief Financial Officer, Secretary and Treasurer, which may be deemed to be inadequate. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

We will have to hire additional experienced property management personnel as our business expands, or our business will be stagnant.

We will have to hire additional experienced personnel to perform property management services as we expand our operations to other locations. If we need additional experienced personnel and we do not hire them, our business will be stagnant.

Having only two executive officers and two directors (the same persons) limits our ability to establish effective independent corporate governance procedures and increases the control of our senior executive officer.

We have only two executive officers and two directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the Chairman of the Board (who is currently C. Thomas McMillen, our Chairman, President and Chief Executive Officer), which gives Mr. McMillen significant control over all corporate issues.

Unless and until we have a larger board of directors that would include one or more independent members, there will be limited oversight of Mr. McMillen’s and Mr. Brigante’s decisions and activities and little ability for you to challenge or reverse those activities and decisions, even if they are not in your best interests.

Risks Related to Our Common Stock and this Offering

Because there is no current public trading market for our common stock and no market immediately following this offering, you may not be able to resell your common stock and, as a result, your investment may be illiquid.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, your investment is illiquid.

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An active trading market may not develop in the future.

An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market value and increase the volatility of your shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Prior to the closing of this offering, C. Thomas McMillen, our Chairman, President and Chief Executive Officer, and Michael T. Brigante, our Vice President, Chief Financial Officer, Secretary and Treasurer, own 83.3% and 16.7% of our outstanding shares of common stock, respectively. After this offering, they will own 75.0% and 15.0% of our outstanding shares, respectively, if the minimum number of shares is sold and 68.2% and 13.6% of our outstanding shares, respectively, if the maximum number of shares is sold in the offering. As a result, Messrs. McMillen and Brigante will continue to be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. This concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Finra sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, or Finra, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities (commonly referred to as penny stock) to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. These requirements are described in more detail in this prospectus under the heading “Plan of Distribution and Terms of the Offering; Section 15(g) of the Exchange Act - Penny Stock Disclosure” below. Under interpretations of these rules, Finra believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Finra requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future. Further, many brokers charge higher fees for these speculative low-priced securities transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We will incur ongoing costs and expenses for SEC reporting and compliance and we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker promptly following the effective date of this registration statement (and do not currently expect any shortage of or delay in identifying a qualified market maker) and apply to have the shares quoted on the OTC Markets’ OTCQB marketplace. To be eligible for quotation on the OTCQB marketplace, issuers must remain current in their periodic report filings with the SEC. Securities that become delinquent in their required filings are removed. In order for us to remain in compliance we will require funds to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our charter contains some anti-takeover provisions that may inhibit a takeover that might benefit you.

The provisions in our certificate of incorporation relating to delegation to the board of directors of rights to determine the terms of preferred stock may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for stockholders to make management changes. The ability of our board of directors to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding shares of common stock.

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Our common stock is considered “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since we will attempt to have our shares of common stock quoted on the OTCQB marketplace following this offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware corporate law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

We are selling the shares offered in this prospectus without an underwriter and may not be able to sell all of the shares offered.

The shares of common stock are being offered on our behalf by our officers and directors on a self-underwritten efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered in this prospectus.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates as to new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.” Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Actual results may be materially different than those described in this prospectus. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. Except as required by federal securities laws, we undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. Following the effectiveness of our registration statement, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

You may also request a copy of our filings at no cost by writing or telephoning us at:

Property Management Corporation of America

4174 Old Stockyard Road, Suite F

Marshall, Virginia 20115

Attention: Mr. C. Thomas McMillen

Chairman, President and Chief Executive Officer

Tel: (540) 364-8181

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USE OF PROCEEDS

Use of Proceeds

Our offering is being made on a $50,000 minimum, $100,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if 1,000,000 shares (minimum) and 2,000,000 shares (maximum) of the offering are sold, deducting in each case $30,000 in estimated direct offering costs. The two offering scenarios below are presented for illustrative purposes only and the actual amount of proceeds received, if any, may differ.

	Sale of	Sale of
	1,000,000	2,000,000
	Shares	Shares
Application of Net Proceeds	(Minimum)	(Maximum)

Marketing efforts	$7,500	$25,000
Working capital	12,500	45,000
Total	$20,000	$70,000

We expect to pay the offering costs from cash on hand and the proceeds of this offering.

With the net proceeds of this offering allocated to our marketing efforts, we intend to expand the geographic footprint of our services. We expect to deploy additional capital by contracting our services with additional property owners. We will increase our marketing budget to create more market awareness of our company through direct mail pieces to property owners who rent their properties and developing an on-line presence by constructing a website.

We expect to use the net proceeds allocated to working capital for professional fees, ongoing public reporting costs, office-related expenses and other corporate expenses, including office rent. Initially, assuming completion of the minimum offering, we expect to use $8,300 for professional fees and $4,200 for our office rent. Assuming completion of the maximum offering, we expect to use $35,000 for professional fees and ongoing public reporting costs, $4,200 for office rent, $3,500 for a satellite office and $2,300 for office-related expenses and other corporate expenses.

We believe the anticipated proceeds of this offering, together with cash on hand and projected cash flow from operating activities, will allow us to conduct our operations for at least the next 6 months if the minimum number of shares are sold and for at least 12 months if the maximum number of shares are sold.

There are no underwriting commissions involved in this offering. Our common stock will be sold on our behalf by our officers and directors. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

Dividend Policy

We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

As of the date of this prospectus, we do not have any equity compensation plans.

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DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public trading market for our shares of common stock, and we cannot give any assurance to you that an active secondary market might develop or will be sustained after this offering. The price of the shares we are offering has been determined solely by us (as there is no underwriter or placement agent involved in this offering) and, as such, is arbitrary in that the price does not necessarily bear any relationship to our assets, earnings, book value or other criteria of value, and may not be indicative of the price that may prevail in the public market. No third-party valuation or appraisal has ever been prepared for our business. Among the factors we considered in setting a price were (without one factor being materially more important than the others):

•	our need to raise up to a total of $50,000 in gross proceeds in this offering,

•	our limited operating history, as well as the other numerous obstacles we face in operating and expanding our business, as described in the “Risk Factors” section of this prospectus,

•	the amount of capital to be contributed by purchasers in this offering in proportion to the number of shares of common stock to be retained by our existing stockholder, and

•	our cash requirements to run our business over the next 6 to 12 months.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

At February 28, 2014, the pre-offering net tangible book value of our shares of common stock was approximately $(13,841), or approximately $0.00 per share based upon 9,000,000 shares outstanding. The pre-offering net tangible book value does not reflect the payment of any offering expenses. Our offering costs will be paid from cash on hand and from the proceeds of this offering.

If All of the Shares are Sold

Upon completion of this offering, in the event all of the shares are sold, the post-offering net tangible book value of the 11,000,000 shares to be outstanding will be approximately $56,159, or approximately $0.005 per share. The post-offering net tangible book value reflects the $30,000 of offering expenses remaining to be paid. The net tangible book value of the shares held by our existing stockholders will be increased by approximately $0.0049 per share without any additional investment on their part.

After completion of this offering, if 2,000,000 shares are sold, non-affiliated stockholders would own 18.2% of the total number of shares then outstanding for which non-affiliated stockholders will have made a cash investment of $100,000, or $0.05 per share. Our existing affiliated stockholders received 9,000,000 shares of common stock (valued at a price of $0.0001 per share, or $900 in total) in consideration for their shares. If 2,000,000 shares are sold in this offering, our existing stockholders will own 81.8% of the total number of shares then outstanding.

If you purchase shares in this offering, you will incur immediate and substantial dilution of $0.045 per share, representing the difference between the $0.05 per share paid by you in this offering and the net tangible book value per share of our common stock after giving effect to this offering, assuming the maximum number of shares is sold, and deducting the estimated offering expenses payable by us.

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If the Minimum Number of Shares are Sold

Upon completion of this offering, in the event 1,000,000 shares (the minimum) are sold, the post-offering net tangible book value of the 10,000,000 shares to be outstanding will be approximately $6,159, or approximately $0.001 per share. The post-offering net tangible book value reflects the $30,000 of offering expenses remaining to be paid. The net tangible book value of the shares held by our affiliated stockholders will be increased by $0.0009 per share without any additional investment on their part.

After completion of this offering, if 1,000,000 shares are sold, non-affiliate stockholders will own 10.0% of the total number of shares then outstanding for which non-affiliate stockholders will have made a cash investment of $50,000, or $0.05 per share. If 1,000,000 shares are sold in this offering, our existing affiliated stockholders will own 90.0% of the total number of shares then outstanding.

If you purchase shares in this offering, you will incur immediate and substantial dilution of approximately $0.0491 per share, representing the difference between the $0.05 per share paid by you in this offering and the net tangible book value per share of our common stock after giving effect to this offering, assuming the minimum number of shares is sold, and deducting the estimated offering expenses payable by us.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Net tangible book value per share before offering	$0.000
Pro forma net tangible book value per share after offering	$0.005
Increase in net tangible book value per share attributable to new investors	$0.005
Dilution per share to new investors	$0.045

Capital contribution of existing stockholders	$900
Number of shares outstanding before the offering	9,000,000
Number of shares after offering assuming the sale of the maximum number of shares sold	11,000,000
Percentage of ownership after offering	81.8%

Existing stockholders if the minimum number of shares are sold

Net tangible book value per share before offering	$0.000
Pro forma net tangible book value per share after offering	$0.001
Increase in net tangible book value per share attributable to new investors	$0.0009
Dilution per share to new investors	$0.0491

Capital contribution of existing stockholders	$900
Number of shares outstanding before the offering	9,000,000
Number of shares after offering assuming the sale of the minimum number of shares sold	10,000,000
Percentage of ownership after offering	90.0%

Purchasers of shares in this offering if all of the shares are sold

Price per share	$0.05
Capital contributions of public investors	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contribution by existing stockholders	0.9%
Percentage of capital contributions by public investors	99.1%
Percentage of ownership after offering	18.2%

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Purchasers of shares in this offering if the minimum number of shares are sold

Price per share	$0.05
Capital contributions of public investors	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contribution by existing stockholders	1.8%
Percentage of capital contributions by public investors	98.2%
Percentage of ownership after offering	10.0%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

Property Management Corporation of America offers management and consulting services to residential and commercial real estate property owners who rent or lease their property to third party tenants. On February 1, 2014, we entered into two initial management services agreements, one with Marsh Road LLC (Bealeton, Virginia) and one with Main Street Heritage LLC (Marshall, Virginia), both residential and commercial properties. Our two executive officers and directors together have a 50% ownership interest in these initial properties. We intend to expand our services statewide in 2014 and sign additional management services agreements with other residential and commercial property owners over the next several months, based on our current active discussions and outreach to property owners.

Our initial expansion and growth plans include establishing satellite offices in counties contiguous with Fauquier County, Virginia and eventually statewide. We offer exceptional customer service and very competitive pricing, which we believe sets us apart from other property management companies. As we grow, we plan to add additional employees with specific skills to enhance our service offerings. We believe the in-house skill set will enable us to enhance our profitability as we will not have to sub-contract these services.

Revenue Recognition

We recognize revenue when it is realized or realizable and earned, less estimated future doubtful accounts. We consider revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,

(ii)	the services have been rendered and all required milestones achieved,

(iii)	the sales price is fixed or determinable, and

(iv)	collectability is reasonably assured.

Revenues are derived primarily from services performed under our management service agreements. Revenues are recorded the first of each month, based on each management service agreement then in effect.

Costs associated with revenues include all sub-contracted direct labor and other non-labor costs and those indirect costs related to revenue generators such as depreciation, fringe benefits, overhead labor, supplies and equipment rental.

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Matters that May or Are Currently Affecting Our Business

The main challenges and trends that could affect or are affecting our financial results include:

•	Our ability to enter into additional management service agreements to diversify our customer base and geographic areas served, especially during an economic downturn in general and a housing downturn specifically.

•	Our ability to attract competent, skilled labor and sub-contractors for our operations at acceptable prices to manage our overhead,

•	Our ability to raise additional equity capital, if and when needed, and

•	Our ability to control our costs of operation as we expand our organization and capabilities.

Results of Operations

Revenue

We recorded $1,175 in revenue from operations for the period from January 23, 2014 (inception) through February 28, 2014.

Our main source of revenue is derived from our management service agreements, currently with two clients, both of which are affiliated with our directors and officers. It is our intention in the short term to seek to add additional third party clients. Management believes the local market is underserved and property management companies such as ours can successfully add new clients.

Cost of revenue

We recorded $529 in cost of revenue for the period from January 23, 2014 (inception) through February 28, 2014.

Since our inception, cost of revenue has consisted of direct costs associated with the delivery of services under our management service agreements, primarily sub-contractor costs. Other costs that will be associated with our cost of revenue in the future are materials needed to freshen up rentable space, printing, equipment rental such as carpet cleaning devices, and insurance.

Operating expenses

We recorded $15,350 in operating expenses for the period from January 23, 2014 (inception) through February 28, 2014.

Our startup phase operating expenses have consisted solely of professional fees and rent. Future operating expenses will consist of indirect personnel costs, including fringe benefits, insurance and facility costs, travel and entertainment, depreciation and amortization, marketing and sales, professional services such as legal and accounting, and other general and administrative costs.

Liquidity and Capital Resources

From January 23, 2014 (inception) through February 28, 2014, we have relied almost exclusively on funds loaned to us by Washington Capital Advisors LLC, an investment company controlled by C. Thomas McMillen, in the current amount of $22,500, to fund our initial working capital requirements. Washington Capital Advisors has agreed to loan us additional amounts of up to a total of $50,000 (inclusive of the two existing loans). See “Certain Relationships and Related Party Transactions” for the terms of these loans. Additionally, Messrs. McMillen and Brigante purchased shares of common stock from us at a price of $900 and these funds have also been used in our operations.

We plan to use the net proceeds of this offering to expand our company, primarily in our marketing efforts and for general working capital purposes. We will need to raise additional capital to carry out our business plan. We believe that our additional capital needs will be approximately $50,000 over the next 12 months to fully carry out our business plan. We expect to raise these additional funds through the issuance of debt obligations; however, there can be no assurance that we will be able to raise additional capital or if we are able to raise additional capital that the terms will be acceptable to us. We do not currently have any agreements or understandings with any potential financing sources and we have not identified any potential lender to provide capital.

Our current expansion and growth plans include establishing satellite offices in counties contiguous to Fauquier County, Virginia during 2014 and eventually statewide throughout 2015 and 2016. Initially, we will seek to establish these offices in properties that we manage or alternatively focus on geographic areas we identify as in need of our services. This expansion will require additional capital over that which we will receive in this offering. We plan to raise this additional capital through debt obligations. Failure to raise additional capital will lengthen the time and decrease the scope of our expansion and growth plans.

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We had cash on hand of $2,446 at February 28, 2014. Our primary needs for cash are to grow and expand our business.

During the period from January 23, 2014 (inception) through February 28, 2014, our operations had a net increase in cash of $2,446. Our sources and uses of funds were as follows:

Cash Flows from Operating Activities

We used net cash of $20,991 in our operating activities during the period from January 23, 2014 (inception) through February 28, 2014, consisting of a loss of $14,741, increased by the net use of cash totaling $6,250, due to changes in our operating assets and liabilities.

Cash Flows from Financing Activities

We provided net cash of $23,437 in financing activities during the period from January 23, 2014 (inception) through February 28, 2014, consisting of cash advances from Mr. McMillen ($22,537, inclusive of $37 in unpaid interest) and common stock purchases from Messrs. McMillen and Brigante ($900).

As of February 28, 2014, we had a net working capital deficit of $13,841.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, we have generated minimal revenue and accumulated operating losses.  In addition, we do not have sufficient working capital to meet current operating needs for the next 12 months.  All of these factors raise substantial doubt about our ability to continue as a going concern.

Seasonality

Although our operating history is limited, we do not have a seasonal business cycle.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Cash Requirements

We will require additional cash as we expand our business. Our plans to enter into other locations in Virginia will require us to add additional employees, hire additional sub-contractors and possibly establish local offices in those areas into which we intend to expand. Initially, to carry out these plans we will need to raise additional capital. There can be no assurance that we will be able to raise additional capital or if we are able to raise additional capital that the terms will be acceptable to us.

These conditions indicate a material uncertainty that casts significant doubt about our ability to continue as a going concern.   We require additional debt or equity financing to have the necessary funding to continue operations and meet our obligations. We have continued to adopt the going concern basis of accounting in preparing our financial statements.

We estimate that we will require approximately $50,000, or approximately $4,200 per month, to continue as a going concern over the next 12 months. The financial statements included in this prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to curtail operations and you could lose your investment.

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Impact of Recently Issued Accounting Standards

In February 2013, the FASB issued ASU No. 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, “Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date.” This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, “Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.” This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

Management of our company does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on our financial statements.

Emerging Growth Company

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to those of companies that comply with public company effective dates as to new or revised accounting standards.

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BUSINESS

Business Overview

We offer management and consulting services to residential and commercial real estate property owners who rent or lease their property to third party tenants. Our services are offered primarily in Fauquier County, Virginia (which is part of the Washington, DC metropolitan area), but it is our intention to expand our services statewide. We currently manage two initial properties in Fauquier County, one of which is a 2,700 square foot mixed residential and commercial building located in Bealeton, Virginia and the other is a 2,500 square foot mixed residential and commercial building located in Marshall, Virginia, each fully occupied with tenants subject to one-year leases. Our recurring monthly propertly management fee revenue from these properties is approximately $1,175. Our two executive officers and directors together have a 50% ownership interest in these initial properties. We expect to sign management services agreements with other residential and commercial property owners over the next several months, based on our current active discussions and outreach to property owners.

Our initial expansion and growth plans for the future include establishing satellite offices in counties contiguous to Fauquier County, Virginia and eventually statewide. We offer attentive customer service and very competitive pricing, which we believe sets us apart from other property management companies. As we grow, we plan to add additional employees with specific skills to enhance our service offerings. We believe the in-house skill set will enable us to enhance our profitability as we will not have to sub-contract these services.

With the net proceeds of this offering, we intend to expand the geographic footprint of our services. We also expect to deploy additional capital by contracting our services with additional property owners. We will increase our marketing budget to create more market awareness of our company through direct mail pieces to property owners who rent their properties and developing an on-line presence by constructing an informational website.

Our Services

We offer a comprehensive package of basic services to every client. We price these services based on a percentage of the rental income, currently at a rate of 10%, from the properties under management. These services include:

•	advertising the premises for rent, including placing signs on the premises, in newspapers or in real estate publications,

•	showing the premises to prospective and actual tenants,

•	signing, renewing, terminating and canceling leases and tenancies on general terms and conditions approved by owners and on such form of lease as we determine to be appropriate,

•	enforcing lease provisions and collecting rents and other amounts due from tenants and recovering possession of the premises,

•	signing and serving in the name of the owner notices and instituting and prosecuting actions against tenants,

•	in our discretion, settling, compromising and releasing claims and actions or reinstating tenancies,

•	recommending to owners, for their approval, a schedule of rents and fees to tenants,

•	handling and resolving complaints of tenants, and

•	entering into such contracts regarding the premises as we deem appropriate, including obtaining utility service and hiring employees and contractual labor for owners.

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Additionally, we offer other services to our clients for which we negotiate pricing per service rendered. These services include:

•	remodeling and repairing leased premises,

•	providing appraisal services for the property owners,

•	advertising for sale an owner’s property and assisting in the sale process,

•	assisting clients in purchasing new properties, and

•	providing bookkeeping and tax assistance to clients.

Our Market

We believe the market for property management services for small individual property owners who lack the time or proficiency to manage their own properties in a profitable manner is underserved. Further, we believe this to be especially true for Fauquier County, Virginia and the surrounding counties in Virginia due to the rural geography of the region and the many property owners who rent their properties as a second source of income. Our services are focused on these specific property owners.

With the recent struggles in the sale of real estate, we have witnessed several property owners revert to renting their property when sales efforts have not been successful. We target these specific property owners who have little or no experience in renting properties as our services are a turnkey solution for them.

Our focus has initially been on a small regional footprint in Virginia. However, we believe our services are needed in many locations statewide and nationally. We do not intend to compete with large national property management companies, whose primary focus is on large commercial properties, generally located in urban areas.

Our Customers

We currently have management services agreements with two customers, Marsh Road LLC and Main Street Heritage LLC, which account for recurring monthly property management fee revenue of approximately $748 and $427, respectively. The Marsh Road LLC property consists of a 2,700 square foot building with five rental units (four residential and one commercial) located in Bealeton, Virginia. The Main Street Heritage LLC property consists of a 2,500 square foot building with three rental units (two residential and one commercial) located in Marshall, Virginia. Each property is fully occupied with tenants subject to one-year leases.

Our management services agreement provides that our property management fees are equal to 10% of monthly rental income, due on the first business day of each month. Our current agreements commenced on February 1, 2014 and terminate on January 31, 2015, unless earlier terminated by written agreement of the property owner and us. Each agreement has an automatic renewal for successive one-year terms, unless terminated in writing. The property owner can request additional services in writing such as bookkeeping services, property remodeling, property appraisal and property sales support. The fee for each of these additional services is negotiated with the property owner, based on the amount of time and costs associated with the requested services. We will continue to use this fee model as we expand our business.

Under our management services agreement, we agree to provide the services described above for the term of the agreement on a non-exclusive basis. Our property management fee for these services is billed on the first day of each month based on the monthly rental income collected by us and, in some instances, we remit to the property owner a net amount of rent, which has been reduced by our fee.

Operational Plan

We are currently in discussions with five additional property owners, all located in Fauquier County, and expect to sign management services agreements with some or all of these property owners during the summer of 2014. Our current expansion and growth plans include establishing satellite offices in counties contiguous to Fauquier County, Virginia during 2014 and eventually statewide throughout 2015 and 2016. Initially, we will seek to establish these offices in commercial properties that we manage in order to minimize related annual expenses estimated at $3,500 per office or, alternatively, focus on specific geographic areas that we identify as in need of our services. We believe that a local physical presence is a benefit in generating new business of this type and that associated expenses will not be material. Our objective is to sign 10 service agreements in 2014, 15 service agreements in 2015 and 20 service agreement in 2016.

Our expansion and growth plans will necessitate that we have access to additional capital over that which we will receive in this offering. We plan to raise additional capital through debt obligations as our business plan progresses and we reach the growth milestones above. If we fail to raise additional capital or if we raise less capital than our growth plan require, the timing of our expansion plan will be lengthened and the scope of our expansion plan will be decreased. We may not be able to expand into all the contiguous counties we currently project, the result of which will be fewer signed management services agreements and less revenue.

Competition

The property management business is competitive and has low barriers to entry. We compete locally, and will eventually compete on a statewide basis, with a variety of primarily local companies that offer similar services as ours. Based on our review of advertisements, we believe the majority of these companies engage in real estate sales and offer property management services as an add-on to their core business, and some are affiliated with the owners or operators of properties where they provide their services. These companies have had many more years of business experience, have proprietary processes and have greater financial and personnel resources, including marketing and sales organizations, and may provide their services at lower rates. We do not believe any one company holds a dominant share of the local or statewide market on which we are focused.

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Government Regulation

Our business activities currently are subject to no particular regulation by government agencies other than that routinely imposed on corporate businesses. We are not subject to licensing requirements applicable to real estate brokerage operations. We do not anticipate any regulations specific to our business activities in the future.

Intellectual Property

We do not hold any patents, trademarks or other registered intellectual property on services or processes relating to our business. We do not consider the grant of patents, trademarks or other registered intellectual property essential to the success of our business.

Insurance

We maintain insurance with respect to our operations in such form, in such amounts and with such insures as is customary in the business which we are engaged. We believe the amount and form of our insurance coverage is sufficient.

Seasonality

We do not have a seasonal business cycle.

Environmental Matters

In our operations, we do not store, handle, emit, transport or discharge hazardous materials or waste products.

Employees

As of June 4, 2014, we employed our two executive officers, who have each agreed to devote approximately 50% of their working time to our company. We also employed one part-time employee who serves in an administrative role. We use independent contract labor to deliver services to our clients. No employees or contractors are covered by collective bargaining agreements. We consider relations with our employees and contractors to be good.

Properties

We sublet an approximately 250 square foot office in Marshall, Virginia, which serves as our principal executive offices. Our sublease at this location is on a month-to-month basis and includes furniture, office equipment and utilities. We currently pay $350 in rent per month. We sublease this office from Washington Capital Advisors, an investment company controlled by C. Thomas McMillen, our Chairman, President and Chief Executive Officer.

Legal Proceedings

There are no pending or threatened lawsuits against us.

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MANAGEMENT

Officers and Board of Directors

The names and ages of our directors and officers, and their positions, are as follows:

Name	Age	Positions

C. Thomas McMillen	62	Chairman of the Board, President and Chief Executive Officer

Michael T. Brigante	59	Vice President, Chief Financial Officer, Secretary, Treasurer and Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

C. Thomas McMillen, Chairman of the Board, President and Chief Executive Officer, co-founded our company in January 2014. Mr. McMillen also serves as the Chief Executive Officer of Washington Capital Advisors LLC, a company through which Mr. McMillen makes investments, primarily in real estate, since 2002. Mr. McMillen served as the Chief Executive Officer and Chairman of the Board of Timios National Corporation (previously Homeland Security Capital Corporation), a national provider of real estate services to banks, financial institutions and mortgage lenders, from August 2005 to March 2014 and President from July 2011 to March 2014. Since May 2013, Mr. McMillen has served on the board of directors of RCS Capital (NYSE:RCAP), a holding company engaged in the wholesale broker-dealer, investment banking, and capital markets businesses. From April 2011 to June 2013, Mr. McMillen served as Chairman of the National Foundation on Fitness, Sports and Nutrition and from June 2013 to present as its Treasurer.  From April 2007, he has served on the Board of Regents of the University of Maryland System. From December 2004 until January 2007, Mr. McMillen served as the Chairman of Fortress America Acquisition Corporation (now TSS, Inc.), and from January 2007 until August 2009, he served as Vice Chairman and director. From October 2007 until October 2009, Mr. McMillen served as Chairman and Co-Chief Executive Officer of Secure America Acquisition Corporation (now Ultimate Escapes, Inc.) and from October 2009 to December 2010 as a director and from November 2009 to December 2010 as Vice Chairman.  Ultimate Escapes, Inc. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court in Wilmington, Delaware in September 2010.  In March 2003, Mr. McMillen co-founded Global Secure Corp., a homeland security company providing integrated products and services for critical incident responders, and served as its Chief Executive Officer until February 2004. In addition, from 1987 through 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives representing the 4th Congressional District of Maryland. Mr. McMillen received a Bachelor of Science degree in Chemistry from the University of Maryland and a Bachelor and Master of Arts from Oxford University as a Rhodes Scholar.

As the Chairman, President, Chief Executive Officer and our largest stockholder, Mr. McMillen leads the board and guides our company. Mr. McMillen brings in-depth real estate industry knowledge to us through his work with Washington Capital Advisors and Timios National Corporation, and an extensive background in leading emerging growth companies, capital markets activities and public company controls and governance, making him well-qualified as a member of the board.

Michael T. Brigante, Vice President, Chief Financial Officer, Secretary, Treasurer and a Director, co-founded our company in January 2014. Mr. Brigante is the managing member of Somerset Capital Advisors, a financial consultancy firm that he started in January 2011. From July 2006 until March 2014, Mr. Brigante served as Timios National Corporation’s Senior Vice President of Finance (since 2006), Chief Financial Officer (since May 2007) and Executive Vice President (since June 2011) until his departure in March 2014. In January 2003, Mr. Brigante joined Sky Capital Enterprises, a venture firm, and Sky Capital Holdings, a FINRA registered broker-dealer, which were both London Stock Exchange listed companies and served as their Chief Financial Officer until June 2006. From July 1999 until his departure in December 2002, Mr. Brigante was the Managing Partner of Pilot Rock Consulting, a diversified financial consulting practice to public and private companies. From December 1995 until December 1996, Mr. Brigante served as the Controller, and from January 1997 until June 1999 served as Chief Financial Officer, of Complete Wellness Centers, Inc., a publicly held healthcare services company. Prior to his position with Complete Wellness Centers, Mr. Brigante served in a variety of senior financial positions with public companies such as Ashland Chemical Company (Senior Accounting Manager, 1977) and Thomas & Betts Corporation (Controller, 1986) and private companies such as Action Tungsram (Controller, 1987), Sea-Land Corporation (Manager, Global Forecasting, 1988) and MAC Group (Chief Financial Officer, 1995). Mr. Brigante received a Bachelor of Science degree in Accounting and Economics from James Madison University and is a Certified Public Accountant.

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Mr. Brigante demonstrates extensive knowledge of financial, accounting and operational issues highly relevant to our business. He also brings deep transactional expertise, including equity offerings, bank financings and acquisitions, making him well-qualified as a member of the board.

The board of directors appoints our executive officers annually. A majority vote of the directors who are in office are required to fill director vacancies. Each director is elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. As long as we have an even number of directors, a tie vote of the board members on issues is resolved in favor of the vote of the Chairman of the Board (who is currently C. Thomas McMillen, our Chairman, President and Chief Executive Officer). We have never experienced a deadlock in director voting. Messrs. McMillen and Brigante may be deemed “promoters” of our company and underwriters in this offering.

Board Committees

Our board of directors expects to create an audit committee, compensation committee, and nominations and governance committee during 2014, in compliance with established corporate governance requirements. Currently, we have no “independent” directors, as that term is defined under Nasdaq listing rules, because our directors also serve as executive officers.

Audit Committee. We plan to establish an audit committee of the board of directors. The audit committee would be primarily responsible for reviewing the services performed by our independent registered public accounting firm and evaluating our accounting policies and our system of internal controls.

Compensation Committee. We plan to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer any future incentive compensation plans, and recommend and approve grants of stock options, restricted stock and other awards under any such plan.

Nominations and Governance Committee. We plan to establish a nominations and governance committee of the board of directors. The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

To date, our full board, rather than any of the committees, has performed all of these functions. We are not required to maintain board committees at this time because our shares are not listed on a national securities exchange.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

Our directors and officers do not have any family relationship between each other.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following, except as otherwise indicated:

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•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, other than C. Thomas McMillen, who served in various positions with Secure America Acquisition Corporation (now Ultimate Escapes, Inc.), which filed for Chapter 11 bankruptcy protection in September 2010,

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently to temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, and

•	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Employment Agreements

We do not currently have an employment agreement with C. Thomas McMillen, our Chairman, President and Chief Executive Officer, or with Michael T. Brigante, our Vice President, Chief Financial Officer, Secretary and Treasurer, and do not intend to do so until such time as we deem it prudent. Mr. McMillen and Mr. Brigante do not currently receive a salary for their services, and we do not yet recognize compensation expense in our financial statements.

C. Thomas McMillen and Michael T. Brigante have each agreed to devote approximately 50% of their working time to our company.

Section 16(a) Beneficial Ownership Reporting Compliance

We do not have securities registered under Section 12 of the Exchange Act and, accordingly, our directors, officers and affiliates are not required to file reports under Section 16(a) of the Exchange Act.

Code of Business Conduct and Ethics

In February 2014, we adopted a Code of Business Conduct and Ethics which is applicable to our future employees and which also includes a Code of Ethics for our Chief Executive Officer and Chief Financial Officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting of violations of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics is included as an exhibit to the registration statement of which this prospectus forms a part.

EXECUTIVE COMPENSATION

We began our business in January 2014. No salaries have been paid by us at any time through June 4, 2014. We have not entered into any employment agreements with our officers.

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The following table sets forth, since inception, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Chief Executive Officer and other executive officers in such period who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer at February 28, 2014:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Totals $
C. Thomas McMillen	2013	0	0	0	0	0	0	0	0
Chairman, President and Chief Executive Officer

Michael T. Brigante,	2013	0	0	0	0	0	0	0	0
Vice President, Chief Financial Officer, Secretary and Treasurer

None of our executive officers or directors has received any cash or other compensation for services rendered. Our executive officers have agreed to work without salary until we have a sufficient level of cash flow from operating activities to meet reasonable base salary requirements.

Outstanding Equity Awards at Fiscal Year-End

As of February 28, 2014, there were no equity awards outstanding to any of our current or previous executive officers.

Outstanding Equity Awards as of the Date of this Prospectus

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
C. Thomas McMillen	-	-	-	-	-	-	-	-	-
Chairman, President and Chief Executive Officer

Michael T. Brigante	-	-	-	-	-	-	-	-	-
Vice President, Chief Financial Officer, Secretary and Treasurer

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We presently do not have any pension, health, annuity, insurance, stock option, profit sharing or other similar benefit plans for officers, employees or directors. However, we intend to adopt plans in the future.

Director Compensation

C. Thomas McMillen and Michael T. Brigante do not currently receive any compensation for serving on our board of directors.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the number of shares of our common stock beneficially owned on June 4, 2014, by:

•	each person who is known by us to beneficially own 5% or more of our common stock,

•	each of our directors and officers, and

•	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned
Officers and Directors:

C. Thomas McMillen	7,500,000	83.3%

Michael T. Brigante	1,500,000	16.7%

All officers and directors as a group (2 persons)	9,000,000	100.0%

(1)	The address of each person is c/o Property Management Corporation of America, 4174 Old Stockyard Road, Suite F, Marshall, Virginia 20115.

(2)	Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after June 4, 2014, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On January 23, 2014, C. Thomas McMillen and Michael T. Brigante purchased 7,500,000 shares and 1,500,000 shares of our common stock for $750 and $150, respectively, at a price of $0.0001 per share, or $900 in total. The purchase price for the shares was determined based on an evaluation of then net worth of the company.

On January 17, 2014 and February 10, 2014, Washington Capital Advisors LLC, an investment company controlled by C. Thomas McMillen, our Chairman, President and Chief Executive Officer, provided us loans in the respective amounts of $20,000 and $2,500 to fund our initial working capital requirements. The loans are evidenced by a nominal interest-bearing (1.5% per year) secured promissory note and are due and payable on January 17, 2015. Mr. McMillen has agreed to make additional loans to us in the amount of up to a total of $50,000 (inclusive of the two existing loans) in order to fund our working capital requirements, as and when such funding is necessary and required.

We currently derive all of our revenue from management services agreements for two initial properties. Our two executive officers and directors, C. Thomas McMillen and Michael T. Brigante, have 40% and 10% ownership interests in these properties, respectively.

We sublease approximately 250 square feet of office space at 4174 Old Stockyard Road, Suite F, Marshall, Virginia 20115, which serves as our corporate headquarters, from Washington Capital Advisors LLC, a company controlled by C. Thomas McMillen. Our sublease is on a month-to-month basis and includes furniture, office equipment and utilities. We currently pay $350 in rent per month.

We believe these arrangements are advantageous to us and are on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Our board of directors has determined that neither of the members of our board of directors qualifies as an “independent” director under Nasdaq’s definition of independence.

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PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum and 2,000,000 shares maximum. The offering price is $0.05 per share. Funds will be deposited at Oak View National Bank in an escrow account established by us. The funds will be held in the escrow account until we receive a minimum of $50,000, at which time those funds will be released by Oak View National Bank to us for our use as set forth in the “Use of Proceeds” section of this prospectus.

There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the offered price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.

In the event that 1,000,000 shares are not sold within 180 days after the date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. If we decide to extend the offering for this additional period, we will file a post-effective amendment of our registration statement informing you of this extension. Investors will not be entitled to a refund of their investment if we decide to extend the offering period for the additional 90 days. In the event that the minimum offering of 1,000,000 shares is not sold within 180 days after the date of this prospectus or within the additional 90 days if extended, all monies received by us will be refunded to you the next business day after the offering’s termination, without charge, deduction or interest. If at least 1,000,000 shares are sold within 180 days after the date of this prospectus or within the additional 90 days if extended, all monies received by us will be released to us and there will be no refund. There are no minimum purchase requirements for each individual investor.

Our shares of common stock will be sold on our behalf by our officers and directors. Potential investors include, but are not limited to, friends, family members and business acquaintances of our officers and directors. The intended methods of communication include, without limitation, telephone calls and personal contacts. In their efforts, our officers and directors will not use any mass advertising methods such as the Internet or print media. Our officers and directors (including any of their affiliates) will not receive any commissions or proceeds from the offering for selling the shares on our behalf. We have not engaged the services of any broker-dealer to assist us in selling the shares.

There are no finders fees involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

•	extension of the offering period beyond a total of 270 days after the date of this prospectus,

•	change in the offering price,

•	change in the minimum sales requirement,

•	change to allow sales to affiliates in order to meet the minimum sales requirement,

•	change in the amount of proceeds necessary to release the proceeds held in the escrow account, and

•	change in the application of the proceeds.

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through our officers and directors. They will receive no commissions from the sale of any shares. None of them will register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which our officers and directors may participate in this offering and not be deemed to be a broker-dealer. The conditions for them are that:

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•	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Exchange Act, at the time of his or her participation,

•	The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

•	The person is not, at the time of his or her participation, an associated person of a broker-dealer, and

•	The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

C. Thomas McMillen, our Chairman, President and Chief Executive Officer, and Michael T. Brigante, our Vice President, Chief Financial Officer, Secretary, Treasurer and a director, meet each of the conditions listed above to conduct this offering.

This is a self-underwritten offering. This prospectus forms a part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

Our officers and directors (including their respective affiliates) will not purchase shares in this offering to reach the minimum offering amount.

Offering Period, Extension and Expiration Date

This offering will start on the date of this prospectus (that is, when our registration statement is declared effective by the SEC) and continue for a period of 180 days after the date of this prospectus. Unless the offering is completed or otherwise terminated by us, we may extend the offering period for an additional 90 days. If we decide to extend the offering for this additional 90-day period, we will file a post-effective amendment of our registration statement informing you of this extension. Investors will not be entitled to a refund of their investment until the conclusion of such 90-day period, at which time investors will be entitled to a refund if we have not achieved the minimum offering. We reserve the right to terminate this offering at any time. We have not determined under what circumstances we would terminate the offering prior to the expiration of the offering period; however, we reserve the right to do so. Such termination will be solely at our discretion. Should we do so and have not reached the minimum amount, your funds will be returned to you the next business day after the offering’s termination, without charge, deduction or interest. If we terminate the offering prior to the end to the offering period, but have reached at least the minimum offering amount, we will retain the proceeds. We will file a post-effective amendment to advise you if we decide to terminate this offering prior to the end of the offering period.

We will not market these securities or accept any money until this registration statement is declared effective by the SEC.

32

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

•	execute and deliver a subscription agreement, a copy of which is included with the prospectus (and as an exhibit to the registration statement of which this prospectus forms a part), and

•	deliver a check or certified funds to Oak View National Bank for acceptance or rejection. All checks for subscriptions must be made payable to “Property Management Corporation of America – Escrow Account.”

Subscribers will receive stock certificates in physical form promptly following the closing in which the minimum offering amount is achieved or following subsequent closings.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without charge, deduction or interest. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stock” covered by Section 15(g) of the Securities Exchange Act of 1934 and Rules 15g-1 through 15g-6 promulgated under the Securities Exchange Act. They impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000, excluding their primary residences, or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker-dealer compensation; the broker-dealer compensation, the broker-dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker-dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stock unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

33

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker-dealers selling penny stock to provide their customers with monthly account statements.

The foregoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

OTC Markets Considerations

There is currently no active public trading market for our shares of common stock, and we cannot give any assurance to you that the shares offered by this prospectus can be resold for at least the public offering price if and when an active secondary market might develop, or that a public market for our shares will be sustained even if one is ultimately developed.

The OTC Markets is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

We will attempt to have our shares quoted on the OTC Markets’ OTCQB marketplace following this offering. OTCQB is the venture marketplace for companies that are current in their reporting with the SEC. OTCQB has replaced FINRA’s OTC Bulletin Board as the standard designation for the vast majority of this category of OTC companies. Investors can find real-time quotes and market information for OTCQB companies on www.otcmarkets.com.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB marketplace has no listing standards. Rather, it is the market maker who chooses to quote a security on the system and is obligated to comply with keeping information about the issuer in its files. The only requirement for inclusion in the OTCQB marketplace is that the issuer be current in its periodic reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled with the OTC Markets rather than on Nasdaq. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the OTC Markets service. For OTC Markets securities, there has to be only one market maker.

Because OTC Markets stocks are not usually followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

34

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 19,000,000 shares, of which 18,000,000 shares are designated as common stock and 1,000,000 shares are designated as preferred stock. As of June 4, 2014, there were issued and outstanding 9,000,000 shares of common stock and no shares of preferred stock.

The following summary of the material provisions of our common stock, preferred stock, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors (commonly known as “blank check” preferred stock). The board may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer Corp., Salt Lake City, Utah.

Anti-Takeover Law, Limitations of Liability and Indemnification

Delaware Anti-Takeover Law. We are subject to the provisions of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or

•	on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

35

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith,

•	reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests, and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

36

SHARES ELIGIBLE FOR FUTURE SALE

As of June 4, 2014, we had 9,000,000 shares of common stock outstanding. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, all are owned by C. Thomas McMillen, our Chairman, President and Chief Executive Officer, and Michael T. Brigante, our Vice President, Chief Financial Officer, Secretary and Treasurer. We have no public float at this time.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 40,000 shares as of June 4, 2014, or

•	the average weekly trading volume of our common stock on the OTCQB marketplace during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

As of June 4, 2014, no shares of our common stock are available for sale under Rule 144.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the shares of common stock offered by this prospectus as our legal counsel.

EXPERTS

The financial statements included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Li & Company, PC, independent registered public accountants, to the extent and for the period set forth in the report of such firm contained in this prospectus and in the registration statement of which this prospectus is a part. All such financial statements have been included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

37

Property Management Corporation of America

February 28, 2014

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Property Management Corporation of America

(A Development Stage Company)

We have audited the accompanying balance sheet of Property Management Corporation of America (the “Company”) as of February 28, 2014 and the related statements of operations, stockholders’ deficit and cash flows for period from January 23, 2014 (inception) through February 28, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2014 and the results of its operations and its cash flows for the period from January 23, 2014 (inception) through February 28, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at February 28, 2014 and had a net loss and net cash used in operating activities for the period from January 23, 2014 (inception) through February 28, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC
Li and Company, PC

Skillman, New Jersey
March 13, 2014

F-2

Property Management Corporation of America

( A Development Stage Company)

Balance Sheet

February 28, 2014

ASSETS
CURRENT ASSETS:
Cash	$2,446
Prepaid expenses	6,250

Total Current Assets	8,696

Total Assets	$8,696

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Notes payable - related party	22,537

Total Current Liabilities	22,537

STOCKHOLDERS' DEFICIT:
Preferred stock $0.0001 par value: 1,000,000 shares authorized; none issued or outstanding
Common stock $0.0001 par value: 18,000,000 shares authorized; 9,000,000 shares issued and outstanding	900
Deficit accumulated during the development stage	(14,741)

Total Stockholders' Deficit	(13,841)

Total Liabilities and Stockholders' Deficit	$8,696

See accompanying notes to the financial statements.

F-3

Property Management Corporation of America

( A Development Stage Company)

Statement of Operations

For the Period from
January 23, 2014
(inception) through
February 28, 2014

Revenue earned during the development stage	$1,175

Cost of revenue	529

Gross margin	646

Operating expenses
Professional fees	15,000
Rent	350

Total operating expenses	15,350

Loss from operations	(14,704)

Other income (expense)
Interest expense	(37)

Other income (expense), net	(37)

Loss before income tax provision	(14,741)

Income tax provision	-

Net loss	$(14,741)

Net loss per common share
- basic and diluted	$(0.00)

Weighted average common shares outstanding
- basic and diluted	9,000,000

See accompanying notes to the financial statements.

F-4

Property Management Corporation of America

( A Development Stage Company)

Statement of Stockholders' Deficit

For the Period from January 23, 2014 (Inception) through February 28, 2014

			Deficit
	Common Stock $0.0001 Par Value		Accumulated	Total
	Number of		during the	Stockholders'
	Shares	Amount	Development Stage	Deficit

January 23, 2014 (Inception)	-	$-	$-	$-

Common stock issued for cash at $0.0001 per share on March 13, 2012	9,000,000	900		900

Net loss			(14,741)	(14,741)

Balance, February 28, 204	9,000,000	$900	$(14,741)	$(13,841)

See accompanying notes to the financial statements.

F-5

Property Management Corporation of America

( A Development Stage Company)

Statement of Cash Flows

For the Period from
January 23, 2014
(inception) through
February 28, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(6,250)

Net cash used in operating activities	(20,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	900
Proceeds from notes payable - related party	22,537

Net cash provided by financing activities	23,437

NET CHANGE IN CASH	2,446

Cash at beginning of period	-

Cash at end of period	$2,446

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$37
Income taxes paid	$-

See accompanying notes to the financial statements.

F-6

Property Management Corporation of America

February 28, 2014

Notes to the Financial Statements

Note 1 - Organization and Operations

Property Management Corporation of America (the “Company”) was incorporated on January 23, 2014 under the laws of the State of Delaware. Property Management Corporation of America offers management and consulting services to residential and commercial real estate property owners who rent or lease their property to third party tenants.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal Year End

The Company elected February 28th as its fiscal year end date upon its formation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-7

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and prepaid expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

F-8

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

F-9

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended February 28, 2014.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the reporting period ended February 28, 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

F-10

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, “Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date.” This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, “Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.” This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

F-11

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a deficit accumulated during the development stage at February 28, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholders’ Deficit

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Nineteen Million (19,000,000) shares of which One Million (1,000,000) shares shall be Preferred Stock, par value $0.0001 per share, and Eighteen Million (18,000,000) shares shall be Common Stock, par value $0.0001 per share.

Common Stock

On January 23, 2014, upon formation, the Company sold an aggregate of 9,000,000 shares of its common stock to the two founders of the Company valued at par value of $0.0001 or $900 in aggregate.

Note 5 – Related Party Transactions

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Washington Capital Advisors LLC	An entity owned and controlled by the president and chief executive officer of the Company

Notes Payable – Officer/Stockholder

On January 17, 2014 and February 10, 2014, Washington Capital Advisors LLC, provided $20,000 and $2,500 loans, respectively, to the Company for working capital purposes. The loans bear interest at 1.5% per annum and are due on demand.

F-12

Revenue

One hundred percent (100%) of the Company’s revenue comes from the management of two properties under management services contracts. These properties are owned, in part, by the Chief Executive Officer and Chief Financial Officer of the Company.

Office Space

The Company sublets an approximate 250 square foot office space in Marshall, Virginia, which serves as its principal executive offices. The sublease is on a month-to-month basis for $350 per month. The sublease is with Washington Capital Advisors, a company controlled by C. Thomas McMillen, the Company’s Chairman, President and Chief Executive Officer.

Rent expense related to its office space for the period from January 23, 2014 (inception) through February 28, 2014 was $350.

Note 6 – Income Tax Provision

Deferred Tax Assets

At February 28, 2014, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $14,741 that may be offset against future taxable income through 2034. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $5,012 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.

Components of deferred tax assets are as follows:

February 28, 2014
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$5,012

Less valuation allowance	(5,012)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

For the Period from January 23, 2014 (inception) Through February 28, 2014

Federal statutory income tax rate	34.0%

Increase (reduction) in income tax provision resulting from:	-

Net operating loss (“NOL”) carry-forwards	(34.0)

Effective income tax rate	0.0%

F-13

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

F-14

PROPERTY MANAGEMENT CORPORATION OF AMERICA

2,000,000 Shares of Common Stock

Prospectus

__________, 2014

Until __________, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Registration Fees	$12.88
Federal Taxes	—
State Taxes	—
Legal Fees and Expenses	20,000.00
Printing and Engraving Expenses	250.00
Blue Sky Fees	2,500.00
Accounting Fees and Expenses	3,000.00
Miscellaneous	4,237.12
Total	$30,000.00

Item 14. Indemnification of Directors and Officers.

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On January 23, 2014, C. Thomas McMillen and Michael T. Brigante purchased 7,500,000 shares and 1,500,000 shares of our common stock for $750 and $150, respectively, or for $0.0001 per share. The issuance and sale of these shares was deemed exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act as a transaction by an issuer not involving any public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit No.	Description

3.1**	Certificate of Incorporation of Property Management Corporation of America filed January 23, 2014 with the Secretary of State of the State of Delaware.
3.2**	By-laws of Property Management Corporation of America.
5.1	Opinion of Olshan Frome Wolosky LLP, counsel to the registrant, as to the legality of the shares of common stock.
10.1**	Form of Subscription Agreement with investors.
10.2*	Escrow Agreement
10.3**	Secured Promissory Note from Property Management Corporation of America to C. Thomas McMillen.
10.4	Management Agreement, dated February 1, 2014, between Marsh Road LLC and Property Management Corporation of America.
10.5	Management Agreement, dated February 1, 2014, between Main Street Heritage LLC and Property Management Corporation of America.
14.1**	Code of Business Conduct and Ethics.
14.2**	Code of Ethics for the CEO and Senior Financial Officers.
21.1**	Subsidiaries of Property Management Corporation of America.
23.1	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of Li & Company, PC, independent registered public accountants.

* To be filed by amendment

** Previously filed

(b)          The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings.

A.           The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         Intentionally omitted.

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Intentionally omitted.

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Marshall, State of Virginia, on June 4, 2014.

PROPERTY MANAGEMENT CORPORATION OF AMERICA

By:	/s/ C. Thomas McMillen
C. Thomas McMillen
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

By:	/s/ Michael T. Brigante
Michael T. Brigante
Vice President, Chief Financial Officer, Secretary and Treasurer (principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Property Management Corporation of America, hereby severally constitute and appoint C. Thomas McMillen and Michael T. Brigante, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ C. Thomas McMillen	Chairman of the Board, President	June 4, 2014
C. Thomas McMillen	and Chief Executive Officer
(principal executive officer)

/s/ Michael T. Brigante	Vice President, Chief Financial	June 4, 2014
Michael T. Brigante	Officer, Secretary, Treasurer
and Director (principal financial and accounting officer)

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